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                                                                  EXHIBIT 23.1



The Board of Directors
Petsec Energy Inc.:


We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Historical Financial Data," "Summary Financial Data" and "Experts" in the prospectus. Our report indicates that the Parent Company adopted the method of accounting for stock based compensation prescribed by Statement of Financial Accounting Standards No. 123 for expense allocated to the Company.



                                                 KPMG PEAT MARWICK LLP

New Orleans, Louisiana

September 9, 1997